Exhibit 3.1

DOUGLAS EMMETT, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:     The title of the document being corrected is the Articles of Amendment and Restatement (the “Articles”).

SECOND:               The sole party to the Articles is Douglas Emmett, Inc., a Maryland corporation (the “Company”).

THIRD:                  The Articles were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on October 18, 2006.

FOURTH:              Section 4.2 of Article IV of the Articles as previously filed with the SDAT is set forth below:

Section 4.2             Extraordinary Actions.  Except as specifically provided in Section 4.8 (relating to removal of directors) and in Article VII (relating to certain amendments of the Charter), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

FIFTH:   Section 4.2 of Article IV of the Articles as corrected hereby is set forth below:

Section 4.2             Extraordinary Actions.  Except as specifically provided in Article VII and except for those mergers and transfers of assets permitted to be made without stockholder approval under Maryland law, any extraordinary action, including, without limitation, the transfer of all or substantially all of the assets of the Corporation and the Corporation’s subsidiaries taken as a whole, shall be effective and valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast two-thirds of all the votes entitled to be cast on the matter.

SIXTH:   The third and fourth sentences of Article VII of the Articles as previously filed with the SDAT are set forth below:

Except for amendments to Article IV, Section 4.8 or the next sentence of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.   However, any amendment to Article IV, Section 4.8 or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

SEVENTH:             The third and fourth sentences of Article VII of the Articles as corrected hereby are set forth below:

Except for amendments to Section 4.2 or 4.8 of Article IV or the next sentence of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.  However, any amendment to Section 4.2 or 4.8 of Article IV or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

EIGHTH:                The undersigned President of the Company acknowledges this Certificate of Correction to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Secretary on this 27th day of October, 2006.

ATTEST:		DOUGLAS EMMETT, INC.

/s/ Barbara J. Orr		By:	/s/ Jordan L. Kaplan	(SEAL)
Name:	Barbara J. Orr		Name:	Jordan L. Kaplan
Title:	Secretary		Title:	President